UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2003

APPLE HOSPITALITY FIVE, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-100044	76-0713476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

          Apple Hospitality Five, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 of Form 8-K.  This report describes certain acquisitions involving a “significant amount” of assets within the meaning of the General Instructions to Form 8-K.  Certain related matters also are reported.

Overview

          Effective as of February 26, 2003, we acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton®.  (The Homewood Suites® and Hilton® trademarks are the property of Hilton Hotels Corporation or one of its affiliates).  These hotels were acquired from affiliates of Hilton Hotels Corporation, including Promus Hotels, Inc.

          The combined gross purchase price for these hotels was $32.2 million.  The purchase price was funded by our ongoing offering of Units (consisting of one Common Share and one Series A Preferred Share).

          We achieved the minimum offering of 4,761,905 Units at a price of $10.50 per Unit as of January 3, 2003.  We are continuing the offering at $11.00 per Unit in accordance with the prospectus for our offering.

          We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $644,000, as a commission to Apple Suites Realty Group, Inc.  This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Acquisition and Related Matters

          We directly acquired the Homewood Suites® - Colorado Springs in Colorado for a gross purchase price of $12.3 million and the Homewood Suites® - Albuquerque in New Mexico for a gross purchase price of $12.9 million.  We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) under a master hotel lease agreement, which is one of the material contracts described in the next section.

          Based on business and tax planning considerations, we formed new subsidiaries to acquire the Homewood Suites® - Baton Rouge in Louisiana for a gross purchase price of $7 million.  The owner of this hotel is one of our subsidiaries, AHF Baton Rouge Limited Partnership.  We formed two direct wholly-owned subsidiaries to serve as the sole general partner and sole limited partner of this partnership.  The sole general partner is AHF Baton Rouge GP, Inc., which holds a one percent partnership interest.  The sole limited partner is AHF Baton Rouge LP, Inc., which holds a ninety-nine percent partnership interest. We have leased this hotel to AHF Services Limited Partnership (as lessee) under a hotel lease agreement, which is one of the material contracts described in the next section.

          The three hotels are being managed by Promus Hotels, Inc., which is a subsidiary of Hilton Hotels Corporation and will be referred to, for simplicity, as the “Manager.”  Such management is being undertaken in accordance with separate management agreements for each hotel.  In addition, the hotels are licensed to operate as part of the franchise system for Homewood Suites® by Hilton® under separate franchise license agreements for each hotel.  These management agreements and franchise license agreements are included among the material contracts described in the next section.  Neither the Manager, Hilton Hotels Corporation nor any of their affiliates will be deemed an issuer, sponsor, obligor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

Summary of Material Contracts

Hotel Lease Agreements

          Our master hotel lease agreement with Apple Hospitality Five Management, Inc. (as lessee) and our hotel lease agreement with AHF Services Limited Partnership (as lessee) are each dated as of February 26, 2003.  For simplicity, each agreement will be referred to as a “Lease.”

Each Lease provides for an initial term of 10 years.  Each lessee has the option to extend the Lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.  Each Lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent.  Each type of rent is described below.

          The annual base rents for the hotels range from $703,881 to $856,130 and are payable in advance in equal monthly installments.  Each base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average).  The lease commencement date for each hotel is February 26, 2003.  The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below).  The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average).  Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.  The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements

           The three hotels we recently purchased are being managed under separate and substantially similar management agreements dated as of February 26, 2003.  The parties to the management agreements are the Manager and our lessee for the applicable hotel (which is either Apple Hospitality Five Management, Inc. or AHF Services Limited Partnership).

          Under each management agreement, the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the lessee.  The Manager is entitled to receive a monthly management fee, which equals a percentage of gross revenues from operation of the applicable hotel.  This percentage is 2% during the first two years of the management agreement, 2.5% during the third such year and 3% thereafter.

          Each management agreement has an initial term of 20 years.  The Manager has the option to renew the term for two additional periods of 5 years each.  Termination of a management agreement is permitted as a remedy for an uncured default by either party.

          The Manager may terminate the management agreement for a hotel if the corresponding franchise license agreement for the hotel is terminated for any reason.  In such an event, the Manager is entitled to receive a termination fee based on the number of years the management agreement has been in effect (unless the franchise license agreement was terminated because of the Manager’s failure to perform under the management agreement and such failure was not caused by the lessee).  The termination fee during the first two years is $1,268,830.  Otherwise, the termination fee is based on a multiple (which varies with the year of termination, but is not higher than three) of the average annual management fees earned during the preceding twenty-four months.  The Manager also may terminate a management agreement upon a change in ownership of the applicable hotel.  Unless the new owner obtains a new franchise license agreement and enters into an assumption agreement that continues the management agreement, the Manager has a right to receive a termination fee as described above.

          Our lessee may terminate the management agreement for a hotel if (a) the Manager fails to achieve, in any two consecutive calendar years, a gross operating profit for the hotel that is at least 85% of the budgeted gross operating profit, and (b) during each of the two preceding calendar years, the hotel’s yield index (as reported by an industry source) is below an agreed upon base yield index.  For this purpose, gross operating profit means the amount, if any, by which gross revenues exceed operating costs for any calendar year.  The Manager may elect to avoid such termination by paying a cure amount to the lessee that compensates for the deficiency in gross operating profit for the second of the two calendar years in which a deficiency existed.  Termination as described above is not permitted if the operations of the hotel are significantly disrupted by casualty loss, strike, eminent domain or similar events beyond the reasonable control of the Manager.  Our lessee also may terminate a management agreement after ten years if the lessee is not in default and pays a cancellation fee to the Manager.  In general, the cancellation fee equals a factor of two times the average annual management fees earned during the preceding twenty-four months.

          Under each management agreement, the Manager has the right to approve any mortgage on the applicable hotel.  Such approval is not to be unreasonably withheld, provided that certain conditions are met.  Among these conditions are requirements that the mortgage not exceed 75% of the appraised value of the hotel (or, if greater, the principal amount under any current mortgage), and that the related financing be obtained from an institution lender.

          Under each management agreement, if the lessee receives a bona fide written offer from a third party to purchase or lease the applicable hotel, the Manager may elect to (a) purchase or lease the hotel on the same terms and conditions (instead of such third party), or (b) reasonably grant consent or withhold consent to such sale or lease.  The Manager has the right to disapprove such sale or lease if the third party is a competitor, has a poor reputation, does not have the ability to fulfill financial obligation sunder the management agreement, or has maintained a prior unsatisfactory business relationship with the Manager or its affiliates.

Franchise License Agreements

          The three hotels we recently purchased are licensed as part of the franchise system for Homewood Suites® by Hilton® under separate and substantially similar franchise license agreements dated as of February 26, 2003.  The parties to the franchise license agreements are Promus Hotels, Inc. (who is the Manager under the corresponding management agreements for each hotel) and our lessee for the applicable hotel (which is either Apple Hospitality Five Management, Inc. or AHF Services Limited Partnership).

          Under each franchise license agreement, the applicable hotel must be operated in accordance with the standards and requirements established by Promus Hotels, Inc.  These requirements cover, among other matters, the types of services and products that may be offered at the hotel, the appearance and condition of the hotel and the use of national reservation services.

          Each franchise license agreement provides for both a monthly royalty fee and a monthly program fee.  The monthly royalty fee equals a percentage of gross rooms revenue from operation of the applicable hotel.  This percentage is 2% during the first two years of the franchise license agreement, 2.5% during the third such year, 3% during the fourth such year, and 4% thereafter.  The monthly program fee is 4%, and may be changed by Promus Hotels, Inc. from time to time, but such increase will not exceed 1% of gross rooms revenue in any calendar year and the cumulative increases will not exceed 5% of gross rooms revenue.

          Each franchise license agreement has an initial term of 20 years.  Promus Hotels, Inc. has the option to renew the term for two additional periods of 5 years each.

          The license agreements are subject to early termination for various reasons, including default by our lessee.  If any such default results in termination, Promus Hotels, Inc. would be entitled to receive a termination fee.  In general, this fee equals (a) all amounts owed for periods prior to termination, plus (b) the average monthly fees for the preceding twenty-four months multiplied by thirty-six.  Upon termination, the hotel must immediately cease to identify itself as having a license with Homewood Suites® by Hilton®.

          With have entered into separate and substantially similar guarantees in which we guarantee the payment and performance of our lessee under the franchise license agreements.

Our Properties

          The three hotels we recently acquired are part of the franchise system for Homewood Suites® by Hilton®, and were in operation when acquired.  The hotels offer one and two room suites with the amenities generally offered by upscale extended-stay hotels.  They are located in developing areas and in competitive markets.  We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation.  In the opinion of management, each hotel is adequately covered by insurance.  Further information about the hotels is presented in the tables below:

Table 1.  General Information

Location of Hotel	Number of Suites	Standard Daily Rate (Price) per Suite (a)

Colorado Springs, Colorado	127	$69 to $189
Baton Rouge, Louisiana	115	$109 to $120
Albuquerque, New Mexico	151	$79 to $115

Note for Table 1:

(a)	Excluding discounts that may be offered to corporate and frequent customers.

Table 2.  Operating Information (a)

	Avg. Daily Occupancy Rates (%)				Revenue per Available Suite ($)

Location of Hotel	1999	2000	2001	2002	1999	2000	2001	2002

Colorado Springs, Colorado	—	—	58%	73%	—	—	$48	$56
Baton Rouge, Louisiana	72%	76%	76%	81%	$63	$69	68	69
Albuquerque, New Mexico	—	—	65%	77%	—	—	51	60

Note for Table 2:

(a)	The periods presented begin with the opening year of the hotel. Results of operations for periods before the effective date of our ownership were provided by the seller or the Manager.

Table 3.  Tax and Related Information

Location of Hotel	2002 Real Property Tax Rate (a)	2002 Real Property Tax	2003 Budgeted Improvement Cost	2003 Budgeted Prop. Tax on Improvement (b)	Depreciation-Federal Tax Basis (c)

Colorado Springs, Colorado	7.75821%	$181,345	$50,000	$3,879	$10,909,904
Baton Rouge, Louisiana	1.04230%	86,769	250,000	2,606	5,525,603
Albuquerque, New Mexico	4.25250%	61,090	50,000	2,126	11,859,888

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	Tax amount shown is based on the taxable portion of the indicated improvement.
(c)
Amounts are for the depreciable real property component of the hotel.  The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method.  The modified accelerated cost recovery system will be used for the personal property component of the hotel.

Item 7.  Financial Statements and Exhibits

(Financial statements to be filed by amendment within the required period.)

a.  Financial Statements of Businesses Acquired

b.  Pro Forma Financial Information

c.  Exhibits

Exhibit	Description

2.1	Agreement of Sale dated as of February 26, 2003 between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Suites Realty Group, Inc.

2.2	Assignment (regarding Agreement of Sale) dated as of February 26, 2003 between Apple Suites Realty Group, Inc., Apple Hospitality Five, Inc. and AHF Baton Rouge Limited Partnership.

10.1	Management Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).

10.2	Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).

10.3	Guarantee of Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. for the benefit of Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).

10.4

Master Hotel Lease Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. and Apple Hospitality Five Management, Inc. (regarding Homewood Suites® hotels in Colorado and New Mexico).

10.5	Schedule setting forth information on two substantially identical Management Agreements (with respect to Exhibit 10.1 above)

10.6	Schedule setting forth information on two substantially identical Franchise License Agreements (with respect to Exhibit 10.2 above)

10.7	Schedule setting forth information on two substantially identical Guarantees of Franchise License Agreements (with respect to Exhibit 10.3 above)

10.8	Schedule setting forth information on a substantially identical Hotel Lease Agreement (with respect to Exhibit 10.4 above)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY FIVE, INC.

By:	/s/ GLADE M. KNIGHT

Glade M. Knight, President
March 13, 2003